UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-214904

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series (each, a “Fund”) of ProShares Trust II (the “Trust”), to be registered hereunder is set forth in the Trust’s Registration Statement under the Securities Act of 1933 on Form S-1 (Commission File No. 333-214904), which description is incorporated herein by reference as filed with the Securities and Exchange Commission, including any forms of prospectuses filed by the Trust pursuant to Rule 424(b) under the Securities Act.

The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
1. ProShares UltraPro 3x Crude Oil ETF	36-4854065
2. ProShares UltraPro 3x Short Crude Oil ETF	37-1844163

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST II

Date: March 23, 2017	By:	/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer